Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30716) of Bancorp Connecticut, Inc. of our report dated June 14, 2002 relating to the financial statements of the Southington Savings Bank 401(k) Plan, which appears in this Form 11-K.

/S/ PricewaterhouseCoopers LLP
Hartford, Connecticut
June 24, 2002